UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2009

Signature Exploration and Production Corp.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	333-382580 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)
___________________________

3200 Southwest Freeway, Ste 3300
Houston, Texas 77027
Phone: (888) 895-3594
Fax: (888) 800-5918

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

NA

(Former name, former address and former fiscal year, if changed since last report)

Item 1.01   Entry into a Material Definitive Agreement

Purchase Agreement. On October 13, 2009, the Company entered into two Purchase Agreements with Brannon Limited Partnership and Bristol Investment Fund, Ltd. wherein they each purchased a Convertible Note Agreement ("Notes") for $22,000 and $15,000, respectively.

The Notes will accrue interest at the rate of 10% per annum and are due on October 13, 2010.  The Note holders may convert any portion of the Notes that are outstanding, whether such portion represents principal or interest, into shares of common stock of the Company at a price equal to $0.01.  The issuance of the Notes constitutes an unregistered sale of equity securities.  The issuance of the shares was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act since the shares were issued by the Company and did not involve any public offering.  These share recipients are closely related to and well known by the Company.

 Item 3.02   Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report regarding the issuance of convertible promissory notes is incorporated by this reference into this Item 3.02.

Item 9.01    Financial Statements and Exhibits

The following exhibits are filed as part of this current report.

Exhibit 10.1 Purchase Agreement
Exhibit 10.2 Purchase Agreement
Exhibit 10.3 Convertible Note Agreement
Exhibit 10.4 Convertible Note Agreement

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature Exploration and Production Corp.

Dated: October 19, 2009	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer and Director